UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    April 15, 2015

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey A. Bailey as Independent Director

On April 15, 2015, the Board of Directors of Landauer, Inc. (the “Company”) appointed Jeffrey A. Bailey as an Independent Director of the Board of Directors.  A press release announcing Mr. Bailey’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Bailey will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, he will receive a prorated annual retainer of $19,320 for service on the Company’s Board of Directors for fiscal 2015. Pursuant to the Company’s long-term incentive plan, Mr. Bailey was granted units of 2,724 restricted shares of common stock with a grant date value of $97,383 that vest ratably over the two years after the grant date.

There are no arrangements or understandings between Mr. Bailey and any other persons pursuant to which he was appointed as an Independent Director.  There are also no family relationships between Mr. Bailey and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Daniel J. Fujii as Vice President and Chief Financial Officer and Secretary

On April 15, 2015, the Board of Directors the Company appointed Daniel J. Fujii as the Company’s Vice President and Chief Financial Officer and Secretary, as well as its principal financial officer, each effective on April 15, 2015.  A press release announcing Mr. Fujii’s appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Prior to this appointment, Mr. Fujii, age 40, served as Vice President, Corporate Controller and Chief Accounting Officer of the Company since April 2014.   From January 2012 to March 2014, he was a corporate controller of Actient Pharmaceuticals, LLC, a private specialty pharmaceuticals company that was acquired by Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL).  From October 2007 to January 2012, he was director of finance and controller for Nanosphere, Inc. (NASDAQ: NSPH), a manufacturer of medical diagnostic equipment.  Mr. Fujii’s experience includes financial leadership positions at several other publicly held organizations, including Richardson Electronics, Ltd. (NASDAQ: RELL), a provider of engineered solutions and distributor of electronic components to the electron device marketplace, and he began his career at PricewaterhouseCoopers LLP.  He is a certified public accountant and earned a bachelor’s degree in accounting from the University of Illinois.

There are no arrangements or understandings between Mr. Fujii and any other persons pursuant to which he was selected as Vice President and Chief Financial Officer and Secretary.  There are also no family relationships between Mr. Fujii and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 15, 2015, the Company and Mr. Fujii entered into a Promotion Letter (the “Fujii Agreement”).  Pursuant to the Fujii Agreement, the Company will pay Mr. Fujii an annual base salary of $320,000 and Mr. Fujii will continue to remain eligible to participate in the Company’s employee benefit plans and programs, including the Landauer, Inc. Non-Qualified Excess Plan (the “Excess Plan”), the Landauer, Inc. 401(k) Plan and the Landauer, Inc. Executive Special Severance Plan (the “Special Severance Plan”), subject to the terms of such plans and programs. As of the April 15, 2015, Mr. Fujii will be named a Tier II participant in the Special Severance Plan (as defined in such plan). The Company will make employer contributions on behalf of Mr. Fujii under the Excess Plan at the rate of 7.5% annually.  Mr. Fujii will have the opportunity to earn annual bonuses under the Company’s Incentive Compensation Plan for Executive Officers, with a target incentive bonus opportunity of not less than 40% of base salary.  Mr. Fujii’s fiscal 2015 bonus will be prorated for the portion of the year at his prior salary and target bonus percentage (54%) and the remainder of the year at the new salary and target bonus percentage (46%).

In connection with the Fujii Agreement, the Company also adjusted Mr. Fujii’s annual long-term incentive opportunity up to $120,000 over a three-year performance period, subject to vesting based on the satisfaction of performance goals related to his employment. The Company also awarded Mr. Fujii an additional $80,000 with a vesting date of April 15, 2018.

The foregoing summary is qualified in its entirety by reference to the Fujii Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Appointment of Kara B. Venegas as Vice President, Corporate Controller and Chief Accounting Officer

On April 15, 2015, the Board of Directors of the Company appointed Kara B. Venegas as the Company’s Vice President, Corporate Controller, as well as its principal accounting officer, each effective on April 15, 2015.  A press release announcing Ms. Venegas’ appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Prior to this appointment, Ms. Venegas, age 33, served as Assistant Corporate Controller of the Company since June 2014.  From August 2012 to March 2014, she was the accounting manager for Actient Pharmaceuticals, LLC, a private specialty pharmaceuticals company that was acquired by Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL).  From February 2005 to August 2012, she worked in a variety of tax, audit and accounting services roles at the public accounting firm CJBS, LLC. Ms. Venegas is a certified public accountant and earned a bachelor’s degree  from Trinity International University.

There are no arrangements or understandings between Ms. Venegas and any other persons pursuant to which he was selected as Vice President, Corporate Controller.  There are also no family relationships between Ms. Venegas and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 15, 2015, the Company and Ms. Venegas entered into a Promotion Letter (the “Venegas Agreement”).  Pursuant to the Venegas Agreement, the Company will pay Ms. Venegas an annual base salary of $200,000 and Ms. Venegas will be eligible to participate in the Company’s employee benefit plans and programs, including the Excess Plan, the Landauer, Inc. 401(k) Plan and the Special Severance Plan, subject to the terms of such plans and programs. As of April 15, 2015, Ms. Venegas will be named a Tier III participant in the Special Severance Plan (as defined in such plan). The Company will make employer contributions on behalf of Ms. Venegas under the Excess Plan at the rate of 7.5% annually.  Ms. Venegas will have the opportunity to earn annual bonuses under the Company’s Incentive Compensation Plan for Executive Officers, with a target incentive bonus opportunity of not less than 30% of base salary.  Ms. Venegas’ fiscal 2015 bonus will be prorated for the portion of the year at her prior salary and target bonus percentage (54%) and the remainder of the year at the new salary and target bonus percentage (46%).

Pursuant to the Venegas Agreement, Ms. Venegas became eligible to participate in the Company’s long-term incentive plan with an annual long-term incentive opportunity of not less than $40,000 over a three-year performance period, subject to vesting based on the satisfaction of performance goals related to her employment. The Company also awarded Ms. Venegas an additional $40,000 with a vesting date of April 15, 2018.

The foregoing summary is qualified in its entirety by reference to the Venegas Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

Resignation of Mark A. Zorko as Interim Chief Financial Officer

Mark A. Zorko, the Company’s Interim Chief Financial Officer, will be stepping down from such position, effective as of April 15, 2015.  Mr. Zorko will transition back into an advisory role to the Company.  Mr. Zorko will continue on with the Company in the short-term reporting to the CEO in a non-officer role completing special projects.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

6
Exhibit Number	Description

99.1	Press Release dated April 15, 2015
99.2	Press Release dated April 15, 2015
10.1	Promotion Letter with Daniel J. Fujii dated April 15, 2015
10.2	Promotion Letter with Kara B. Venegas dated April 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1
LANDAUER, INC.

April 21, 2015	By:	/s/ Michael T. Leatherman
Michael T. Leatherman President and Chief Executive Officer